                                                                EXHIBIT - (e)(1)

                               AMENDED SCHEDULE A

                              WITH RESPECT TO THE

                             SUB-ADVISORY AGREEMENT

                                    BETWEEN

                              ING INVESTMENTS, LLC

                                      AND

                       AELTUS INVESTMENT MANAGEMENT, INC.




SERIES                                      ANNUAL SUB-ADVISORY FEE
------                                      -----------------------
Series D-N                             0.1125% during the offering period
                                       0.2700% during the guarantee period

Series P-V                             0.1125% during the offering period
                                       0.2700% during the guarantee period